PROMISSORY NOTE

$4,000,000 (Four Million Dollars)                 Dated June 20, 2003
Principal Amount                                  State of Nevada

                Funding Date- On or before December 31, 2003

                  Due Date- On or before December 31, 2008

      FOR VALUE RECEIVED, Four Million Dollars, the undersigned Twin Faces East Entertainment Corporation (Company) hereby jointly and severally promise to pay to the order of Johnnie King, or his assigns, (Maker) the sum of $4,000,000 (Four Million Dollars), together with interest thereon at ten percent (10%) per annum as prescribed below. Said sum and interest shall be paid in the manner following:

     Interest Due  December 31, 2004-
       Payable as $400,000 worth of 144 stock ** or $400,000 cash* Interest Due December 31, 2005-
       Payable as $400,000 worth of 144 stock ** or $400,000 cash* Interest Due December 31, 2006-
       Payable as $400,000 worth of 144 stock ** or $400,000 cash* Interest Due December 31, 2007-
       Payable as $400,000 worth of 144 stock ** or $400,000 cash*

     At the principal Due Date of this note, the Company agrees to pay to Maker, at the Company option either:
          1.   $4,400,000 cash or
          2.   $4,800,000 worth of 144 stock **

          *   At the option of the Company.
          ** All stock is Common Stock in Twin Faces East Entertainment Corporation (TFAC) restricted by Rule 144. All stock valued at prior 30-day average closing price as quoted by OTCBB or current exchange listing. All stock is to be delivered within 15 days of due date.

     Value received is a $4,000,000 (Four Million Dollar) loan dated June 20th, 2003 deliverable to the Company bank via wire transfer by Maker not later than December 31st, 2003.

        Wire instructions:
          Account Number           041-1006257
          Account Name             Twin Faces East Entertainment Corporation
          Routing Number           321270742
          Bank Name & Address      Wells Fargo Bank Nevada N.A.
                                   2231 N. Green Valley Parkway
                                   Henderson, NV. 89014

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     The  Company  may  prepay  this Promissory Note  at  any  time,  without penalty, by delivery of the principal amount in cash and appropriate pro-rata interest as prescribed above.

  This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:
  1-    Failure to make any payments due hereunder within 15 days of the  due date.
  2-   Breach of any condition of any of the security interest.
  3-   Upon the insolvency, dissolution, or liquidation of the Company.
  4-    Upon  the filing by the Company an assignment for the benefit of  the creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code, or by suffering an involuntary petition in bankruptcy or receivership not vacated within 30 days.

  In the event this note shall be in default, and placed with an attorney for collection, then the Company agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker, Johnnie King, or his assigns.

  The Company agrees to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Company, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada. The Company hereby executes this note as President and Chief Executive Officer of the Company.

Agreed to as stated:

/S/Michael Smolanoff               June 20, 2003
Michael Smolanoff, President       Date
Twin Faces East Entertainment

I hereby certify that I am an accredited investor and am aware of the inherent risks and potential for loss of part or this entire loan. Further I acknowledge that I am a key member of the Management Team of the Company and am aware of and approve the budget uses of funds that have been developed with my help and input.

/S/Johnnie King                    June 20, 2003
Johnnie King, Maker                Date